Exhibit 10

FIRST AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is effective as of March 13, 2014 (the “Amendment Effective Date”) among MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”), the Canadian Borrowers party hereto (together with the Company, the “Borrowers”), the lenders party to the Credit Agreement (as subsequently defined herein) (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), and amends the Third Amended and Restated Credit Agreement dated as November 7, 2011 among the Company, the Canadian Borrowers party thereto, the Administrative Agent and the Lenders (the “Credit Agreement”).
NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
1.Incorporation by Reference; Defined Terms. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Credit Agreement.
2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)The following defined terms are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers and their respective affiliated companies from time to time concerning or relating to bribery or corruption.
“Canadian Obligations” means, without duplication, any and all obligations, contingent or otherwise, now existing or hereafter arising, of the Canadian Borrowers and the Canadian Subsidiaries to any of the Lenders or the Administrative Agent, or any of their respective Affiliates, or any indemnified party, arising under or in connection with the Loan Documents, whether now existing or hereafter arising, and regardless of whether denominated in Canadian Dollars or otherwise, including without limitation unpaid principal of and accrued and unpaid interest on the Canadian Loans, all LC Reimbursement Obligations incurred by or on behalf of any Canadian Borrower or Canadian Subsidiary, all Rate Management Obligations of the Canadian Borrowers and/or the Canadian Subsidiaries as to any of the Lenders under any Swap Agreements, any and all overdrafts, and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Canadian Borrowers and the Canadian Subsidiaries to the Lenders or to any Lender, the Administrative Agent, the Issuing Bank or any indemnified party under any of the Loan Documents.

“Canadian Subsidiary” means any Subsidiary (other than the Canadian Borrowers) organized under the federal laws of Canada or under the laws of any province or territory of Canada.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Designated Persons” means any person or entity listed on a Sanctions list.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of such Credit Party’s Guarantee of, joint and several liability for, or grant of a Lien to secure, such Swap Obligation (or any Guarantee thereof or joint and several liability therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee or joint and several liability of such Credit Party or the grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee, joint and several liability or Lien is or becomes illegal.
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee, joint and several liability, and/or Lien becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of Designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Swap Obligations” means, with respect to any Credit Party, any and all obligations of such Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
(b)The existing defined terms in Section 1.01 of the Credit Agreement are hereby amended as follows:
(i)The term “Aggregate Revolving Loan Commitments” is hereby amended by replacing “$125,000,000.00” with “$200,000,000.00”.
(ii)The term “Agreement” is hereby amended to mean the Credit Agreement, as it may be amended, modified, restated or extended from time to time in accordance with the terms thereof.
(iii)The term “Alternate Base Rate” is hereby amended by replacing the phrase “rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page)” with the phrase “LIBO Screen Rate”.

(iv)The term “Applicable Rate” is hereby amended by replacing the table within such definition with the following:

APPLICABLE RATE (bps)
Level	Senior Leverage Ratio	Eurodollar Spread Applicable Rate (and Letter of Credit Fee)	CDOR Spread Applicable Rate (and Letter of Credit Fee)	ABR Spread Applicable Rate	Canadian Prime Rate Spread Applicable Rate
IV	≥ 2.00 to 1.00	200	200	100	250
III	< 2.00 to 1.00, but ≥ 1.50 to 1.00	175	175	75	225
II	< 1.50 to 1.00, but ≥ 1.00 to 1.00	150	150	50	200
I	< 1.00 to 1.00	125	125	25	175

Schedule II to the Compliance Certificate attached as Exhibit C to the Agreement is hereby amended to the extent necessary to conform to the definition of “Applicable Rate” as amended above.
(v)The term “Canadian Borrower” is hereby deleted in its entirety and replaced with the following:
“Canadian Borrower(s)” means, individually or collectively, Matrix Service Inc., an Ontario Canada corporation, Matrix Service Canada ULC, an Alberta unlimited liability corporation, Matrix SME Canada ULC (f/k/a Matrix Service Industrial Contractors ULC), a Nova Scotia unlimited liability corporation, and Matrix North American Construction Ltd., a company organized under the federal laws of Canada.
(vi)The term “Change in Law” is hereby deleted in its entirety and replaced with the following:
“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International

Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.
(vii)The term “Defaulting Lender” is hereby deleted in its entirety and replaced with the following:
“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender, any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the requesting party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) has (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. The term “Defaulting Lender” shall also include any Designating Lender whose Designated Lender is a Defaulting Lender.
(viii)The term “Domestic Subsidiary” is hereby deleted in its entirety and replaced with the following:
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary, a Canadian Borrower or a Canadian Subsidiary.
(ix)The term “Excluded Taxes” is hereby deleted in its entirety and replaced with the following:
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
(x)The term “FATCA” is hereby deleted in its entirety and replaced with the following:
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

(xi)The term “Foreign Subsidiary” is hereby deleted in its entirety and replaced with the following:
“Foreign Subsidiary” means any Subsidiary (other than the Canadian Borrowers and the Canadian Subsidiaries) that is organized under the laws of a jurisdiction outside the United States of America.
(xii)The term “LIBO Rate” is hereby deleted in its entirety and replaced with the following:
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Association (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days before the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided, further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(xiii)The term “Rate Management Transaction” is hereby is hereby deleted in its entirety and replaced with the following:
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by a Borrower or any Subsidiary under a Swap Agreement.
(xiv)The term “Revolving Credit Termination Date” is hereby amended by replacing “November 7, 2016” with “March 13, 2019”.
(c)Section 2.01 is hereby amended by deleting all of the words after “(iii)” in the first sentence of such section and replacing them with the following: “at no time shall the aggregate outstanding Canadian Dollar Loans exceed $40,000,000 (with the Equivalent Amount of each such Canadian Dollar Loan in US Dollars for purposes of this sentence being measured only as of the time made).”

(d)Schedule 2.01 is hereby deleted in its entirety and replaced with the attached Schedule 2.01 to this Amendment.
(e)Section 2.04(a) is hereby deleted in its entirety and replaced with the following:
(a)    Request for Increase. The Company may, at any time and from time to time, request, by notice to the Administrative Agent, the Administrative Agent’s approval of an increase of the Aggregate Revolving Loan Commitments (a “Revolving Commitment Increase”) within the limitations hereafter described, which request shall set forth the amount of each such requested Revolving Commitment Increase. Administrative Agent shall notify all the Lenders of any such request and provide them the first right to participate in the same proportions that their respective Applicable Revolving Loan Percentages bear to those of all the Lenders who elect to participate therein. Within twenty (20) days of such request, the Administrative Agent shall advise the Company of its approval or disapproval of such request; failure to so advise the Company shall constitute disapproval. If the Administrative Agent approves any such Revolving Commitment Increase, then the Aggregate Revolving Commitment may be so increased (up to the amount of such approved Revolving Commitment Increase) by having one or more of the Lenders increase the amount of their then existing Revolving Loan Commitments and, if existing the Lenders do not choose to participate to the extent necessary for the applicable Revolving Commitment Increase to be provided entirely by existing the Lenders, by having one or more new the Lenders become the Lenders party to this Agreement. Any Revolving Commitment Increase shall be subject to the following limitations and conditions: (i) any Revolving Commitment Increase shall not be less than $5,000,000.00 (and shall be in integral multiples of $5,000,000.00 if in excess thereof); (ii) any Revolving Commitment Increase will constitute a corresponding proportionate increase of the maximum aggregate amount of Canadian Dollar Loans, Swingline Loans and Canadian Dollar Swingline Loans permitted hereunder; (iii) no Revolving Commitment Increase shall increase (A) the Aggregate Revolving Loan Commitments to an amount in excess of $250,000,000.00, (B) the maximum aggregate amount of Canadian Dollar Loans permitted hereunder to an amount in excess of $50,000,000.00, (C) the maximum aggregate amount of Swingline Loans permitted hereunder to an amount in excess of $25,000,000.00, or (D) the maximum aggregate amount of Canadian Dollar Swingline Loans permitted to an amount in excess of $6,250,000.00; (iv) the provisions of Section 9.04(b) shall apply in respect of any Increasing Lender that is not a Lender before the Revolving Commitment Increase, as if such Increasing Lender were an assignee of a Revolving Loan Commitment, (v) the Borrowers shall have executed and delivered to the Administrative Agent such Note or Notes as the applicable Increasing Lender requests to reflect such Revolving Commitment Increase (or, in the case of a new Lender, such Lender’s Revolving Commitment); (vi) the Company shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 4.01 modified to apply to the Revolving Commitment Increase and each Note executed and delivered in connection therewith); (vii) the Guarantors shall have consented in writing to the Revolving Commitment Increase and shall have agreed in writing that their Subsidiary Guarantees continue in full force and effect; and (viii) the Company, Subsidiaries and each Lender shall have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Revolving Commitment Increase. The form and substance of the documents required under clauses (v) through (viii) above shall be fully acceptable to the Administrative Agent. The Administrative Agent shall provide written notice to all of the Lenders hereunder of any Revolving Commitment Increase.
(f)Section 2.05(a) is hereby deleted in its entirety and replaced with the following:
(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in Canadian Dollars to the Canadian Borrowers and Swingline Loans denominated in US Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed $20,000,000.00; provided that (i) after giving effect to any Swingline Loan, the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Loan Commitments, (ii) the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan, and (iii) at no time shall the aggregate outstanding Canadian Dollar Swingline Loans exceed $5,000,000 (with the Equivalent Amount of each such Canadian Dollar Loan in US Dollars for purposes of this sentence being measured only as of the time made). Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.
(g)The following is hereby added to the end of Section 2.06(a):
Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Facility LC the proceeds of which would be made to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory, that at the time of such funding is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(h)Section 2.09(b) is hereby deleted in its entirety and replaced with the following:
The Company may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall be in an amount that is an integral multiple of $5,000,000.00 and not less than $5,000,000.00, (ii) each reduction of Revolving Loan Commitments will constitute a corresponding proportionate reduction of the maximum aggregate amount of Canadian Dollar Loans, Swingline Loans and Canadian Dollar Swingline Loans permitted hereunder, and (iii) the Company shall not terminate or reduce the Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the aggregate Revolving Credit Exposures would exceed the Aggregate Revolving Loan Commitments.
(i)Section 2.12(a) is hereby amended by replacing the table found after the first paragraph of such subsection with the following:

Senior Leverage Ratio	Unused Revolving Credit Facility Fee (bps)
≥ 2.00 to 1.00	35
< 2.00 to 1.00, but ≥ 1.50 to 1.00	30
< 1.50 to 1.00, but ≥ 1.00 to 1.00	25
< 1.00 to 1.00	20

Schedule II to the Compliance Certificate attached as Exhibit C to the Agreement is hereby amended to the extent necessary to conform to Section 2.12(a) as amended above.
(j)Section 2.12(a) is hereby further amended by replacing “Canadian Prime Rate Revolving Loans” in the third paragraph of such subsection with “CDOR Rate Loans”.
(k)Section 2.17 is hereby deleted in its entirety and replaced with Section 2.17 set forth on Attachment A to this Amendment, incorporated herein by reference. Additionally, Exhibit H to the Credit Agreement is hereby deleted in its entirety and replaced by Exhibit H-1, Exhibit H-2, Exhibit H-3 and Exhibit H-4 to this Amendment.
(l)Section 2.18 is hereby amended by adding the following subsection:
(f)    Notwithstanding the foregoing Section 2.18 or anything else to the contrary in this Agreement, amounts received from any Credit Party that is not a Qualified ECP Guarantor shall not be applied to any Excluded Swap Obligation of such Credit Party.
(m)Section 2.21(a) is hereby deleted in its entirety and replaced with the following:
(a)    The Borrowers are accepting and do hereby accept joint and several liability hereunder in regard to all Canadian Dollar Loans and all Canadian Obligations, in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability as set forth herein. Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability and any and all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Canadian Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Canadian Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Canadian Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section, it being the intention of each Borrower that, so long as any of the Canadian Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or the Lenders. The provisions of this Section shall remain in effect until all the Canadian Obligations shall have been paid in full or otherwise fully satisfied and all Revolving Loan Commitments are terminated and of no further force and effect. If at any time, any payment, or any part thereof, made in respect of any of the Canadian Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated and in effect as though such payment had not been made. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable Federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect.
(n)The following is hereby added as a new Section 3.19:
3.19    Anti-Corruption Laws and Sanctions. The Borrowers, their Subsidiaries and their respective officers and employees and to the knowledge of the Borrowers, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary or to the knowledge of the Borrowers, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(o)The following is hereby added to the end of Section 5.08:
The Borrowers will not request any Borrowing or Facility LC, and each Borrowers shall not use, and shall ensure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Facility (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(p)Section 5.09(b) is hereby deleted in its entirety and replaced with the following:
(b)    Within forty-five (45) days after the date that any Person becomes a Domestic Subsidiary as a result of the creation of such Domestic Subsidiary or an Acquisition permitted by Section 6.04 or otherwise (or such later time as may be agreed by the Administrative Agent up to thirty (30) days after the end of such forth-five (45) day period), (i) the Company shall cause such Domestic Subsidiary to become a Guarantor by such Domestic Subsidiary executing and delivering to Administrative Agent a counterpart of the Existing Guarantees or such other document as Administrative Agent deems appropriate for such purpose, (ii) if required by Administrative Agent, such Domestic Subsidiary shall execute and deliver to Administrative Agent a Security Agreement to secure the Obligations, along with such documents and instruments as may be necessary to perfect the applicable security interest(s), (iii) if required by Administrative Agent, the Person(s) owning such Domestic Subsidiary’s Equity Interests shall execute and deliver such documents and instruments as Administrative Agent shall require to pledge 100% of the Equity Interests in such Domestic Subsidiary to secure the Obligations (provided that nothing herein shall negate the effect of any Existing Security Agreement then in effect that encumbers such Equity Interests) and to perfect such pledge, and (iv) the Company shall cause the Administrative Agent to receive documents of the types referred to in Section 4.01(b), (c) and (d) in regard to such Domestic Subsidiary (and, if applicable, the Person pledging the Equity Interests in such Subsidiary) and favorable opinions of counsel to such Person(s) (covering, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and shall be addressed to the Administrative Agent and the Lenders), all in form, scope and content reasonably satisfactory to Administrative Agent.
(q)Section 5.09(c) is hereby deleted in its entirety and replaced with the following:
(c)    If as of the close of any fiscal quarter the total assets of the Foreign Subsidiaries comprise 15% or more of the consolidated total assets of the Company and its Subsidiaries, then as to each Foreign Subsidiary designated by the Administrative Agent, the Company shall cause one or more of the following to occur, as requested by the Administrative Agent: (i) such Foreign Subsidiary shall execute and deliver to the Administrative Agent a Guarantee of (A) all Canadian Obligations and (B) all other Obligations for which a Guarantee by such Foreign Subsidiary (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s direct or indirect U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences, or such other document as Administrative Agent deems appropriate for such purpose, (ii) such Foreign Subsidiary shall execute and deliver to Administrative Agent a Security Agreement to secure (A) all Canadian Obligations and (B) all other Obligations for which the grant of a security interest by such Foreign Subsidiary (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s direct or indirect U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences, together with such documents as may be necessary to perfect the applicable security interest(s), (iii) the Person(s) owning Equity Interests in such Foreign Subsidiary shall execute and deliver such documents and instruments as Administrative Agent shall require to pledge 65% (or such greater percentage that (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s direct or indirect U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by such Credit Party or such Credit Party’s Domestic Subsidiary, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request; (iv) the Company shall cause the Administrative Agent to receive documents of the types referred to in Section 4.01(b), (c), and (d) in regard to such Foreign Subsidiary (and, if applicable, the Person pledging the Equity Interests in such Foreign Subsidiary); and (v) either of the following, all in form, scope and content reasonably satisfactory to the Administrative Agent: (A) favorable opinions of counsel to such Person(s) (covering, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and shall be addressed to the Administrative Agent and the Lenders) or (B) other assurances in regard to the legality, validity, binding effect and enforceability of the documentation referred to above.
(r)Section 5.09 is further amended by adding the following subsections:
(f)    Within forty-five (45) days after the date that any Person becomes a Canadian Subsidiary as a result of the creation of such Canadian Subsidiary or an Acquisition permitted by Section 6.04 or otherwise (or such later time as may be agreed by the Administrative Agent up to thirty (30) days after the end of such forty-five (45) day period), (i) the Company shall cause such Canadian Subsidiary to become a Guarantor of all Canadian Obligations, by such Canadian Subsidiary executing and delivering to Administrative Agent a Guarantee of all Canadian Obligations or such other document as Administrative Agent deems appropriate for such purpose, (ii) if required by Administrative Agent, such Canadian Subsidiary shall execute and deliver to Administrative Agent a Security Agreement to secure the Canadian Obligations, along with such documents and instruments as may be necessary to perfect the applicable security interest(s), (iii) if required by Administrative Agent, the Person(s) owning such Canadian Subsidiary’s Equity Interests shall execute and deliver such documents and instruments as Administrative Agent shall require to pledge 65% (or such greater percentage that, (A) could not reasonably be expected to cause the undistributed earnings of such Canadian Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Canadian Subsidiary’s direct or indirect U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in such Canadian Subsidiary to secure the Canadian Obligations and to perfect such pledge; (iv) the Company shall cause the Administrative Agent to receive documents of the types referred to in Section 4.01(b), (c), and (d) in regard to such Canadian Subsidiary (and, if applicable, the Person pledging the Equity Interests in such Canadian Subsidiary); and (v) either of the following, all in form, scope and content reasonably satisfactory to the Administrative Agent: (A) favorable opinions of counsel to such Person(s) (covering, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and shall be addressed to the Administrative Agent and the Lenders) or (B) other assurances in regard to the legality, validity, binding effect and enforceability of the documentation referred to above.
(g)    Notwithstanding the foregoing, at any time after an uncured and unwaived Default or Event of Default has occurred and is continuing, Borrowers shall, upon the request of the Administrative Agent, cause each Canadian Subsidiary and each Foreign Subsidiary to execute a Guarantee of all Obligations and to grant Liens to the Administrative Agent on its assets and have all (or the balance, as applicable) of its Equity Interests pledged to the Administrative Agent as Collateral for the Obligations.
(s)Section 5.12(a) is hereby amended by replacing the reference to “March 31, 2014” with a reference to “March 31, 2016.”
(t)Section 6.01(f) is hereby deleted in its entirety and replaced with the following:

(f)    other Indebtedness not described in subsections (a) through (e) above in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; and
(u)Schedule 6.02 is hereby deleted in its entirety and replaced with the attached Schedule 6.02 to this Amendment.
(v)Section 6.02(f) is hereby deleted in its entirety and replaced with the following:
(f)    Liens not otherwise permitted hereunder; provided that the aggregate principal amount of the obligations secured by such Liens does not exceed $5,000,000.00 at any time outstanding; and
(w)Section 6.03(b) is hereby deleted in its entirety and replaced with the following:
(b)    The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including without limitation Equity Interests in any Subsidiaries), whether now owned or hereafter acquired, except (i) sales of inventory and obsolete or unneeded equipment in the ordinary course of business and (ii) sales, transfers, leases or other dispositions of assets that, together with all other assets of the Company and its Subsidiaries previously leased, sold or disposed of (other than inventory and obsolete or unneeded equipment in the ordinary course of business) as permitted by this Section 6.03(b) during the twelve-month period ending with the month in which any such transfer, lease, sale or other disposition occurs, do not have a fair market value, as reasonably determined by the Board of Directors of the Company, in excess of $20,000,000.
(x)Section 6.04(h)(vi)(B)(3) is hereby amended by replacing each “$25,000,000” within such subsection with “$50,000,000.00”.
3.Effect of this Amendment. This Amendment shall not be deemed to be a waiver of, amendment to, consent to or modification of any other term or provision of the Credit Agreement or of any term or provision of any of the other Loan Documents, except as specifically set forth herein, and this Amendment shall not be deemed to be a waiver of, amendment to, or consent to or modification of any event, condition, or transaction on the part of the Borrowers or any other Person except as specifically set forth herein.
4.Conditions. This Amendment shall be effective as of the Amendment Effective Date, provided the following conditions precedent are satisfied:
(a)Administrative Agent’s receipt of the following, each of which shall be originals or facsimile or portable document format (PDF) copies (followed promptly by originals) unless otherwise specified, each properly executed, each dated the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the date of the Amendment) and each in form and substance satisfactory to Administrative Agent and its legal counsel:
(i)executed counterparts of this Amendment;

(ii)executed counterparts of the Amended and Restated Pledge and Security Agreement dated as of the date hereof between the Administrative Agent and the Company;
(iii)executed counterparts of the Amended and Restated Canadian Security Agreement dated as of the date hereof among the Administrative Agent and the Canadian Borrowers and any Canadian Subsidiary;
(iv)executed counterparts of the Amended and Restated Pledge and Security Agreement dated as of the date hereof among the Administrative Agent, the Company and the Subsidiaries of the Company party thereto;
(v)executed counterparts of the Amended and Restated Subsidiary Guaranty dated as of the date hereof among the Administrative Agent, the Company and the Domestic Subsidiaries of party thereto;
(vi)executed counterparts of the Subsidiary Guaranty dated as of the date hereof between the Administrative Agent and Matrix Canadian Holdings, Inc.;
(vii)to the extent required by the Administrative Agent or any Lender, one or more Notes evidencing such Lender’s portion of the Commitments, as modified hereby, provided that (A) the Lenders will return to Borrowers or destroy any prior Notes evidencing the Commitments in effect before this Amendment, and (B) any Notes executed by the Canadian Borrowers will evidence Canadian Obligations only;
(viii)each of the following: (A) a Mortgage encumbering the real property owned by Matrix North American Construction Ltd. in the City of Burlington, Ontario, Canada, for the benefit of the Administrative Agent, and (B) a commitment to issue title insurance (or Canadian equivalent thereto) from a title company acceptable to the Administrative Agent and its counsel insuring such Mortgage;
(ix)all other documents and instruments requested by Administrative Agent, sufficient in number for distribution to each Lender and the Borrowers;
(x)such other certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each officer thereof authorized to act as an Authorized Officer in connection with this Amendment and the other Loan Documents to which such Credit Party is a party;
(xi)a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Conner & Winters, LLP, counsel for the Borrowers and the Subsidiaries, reasonably satisfactory to the Administrative Agent and the Lenders;
(xii)a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Baker & McKenzie, LLP, special Canadian counsel for the Canadian Borrowers, reasonably satisfactory to the Administrative Agent and the Lenders;

(b)Administrative Agent’s receipt of such other assurances, certificates, documents, and consents as Administrative Agent reasonably may require; and
(c)unless waived by Administrative Agent, the payment by the Borrowers of all reasonable fees, expenses and disbursements of any law firm or other external counsel for Administrative Agent to the extent invoiced before the date hereof, plus such additional amounts of such reasonable fees, expenses and disbursements as shall constitute its reasonable estimate thereof incurred or to be incurred by it through the closing proceedings as to this Amendment (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and Administrative Agent).
5.Acknowledgment and Ratification; Representations and Warranties. The Borrowers acknowledge and agree that the Credit Agreement remains in full force and effect as amended hereby. Each Borrower represents and warrants to the Lenders that as of the date of execution of this Amendment and as of the Amendment Effective Date:
(a)the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, in which case they are true and correct as of such earlier date, and for purposes of this Amendment the representations and warranties contained in subsection (a) of Section 3.04 shall be deemed to refer to the most recent financial statements furnished by the Borrowers pursuant to clauses (a) and (b) of Section 5.01. To the extent that any representation and warranty set forth in the Credit Agreement was qualified by a Schedule to the Credit Agreement, and to the extent such representation and warranty would not be true and correct in all material respects as though made on the date hereof without the Borrowers providing an updated Schedule, the Borrowers are attaching such updated Schedules hereto;
(b)no Default or Event of Default exists;
(c)neither Borrowers nor any of the Guarantors owns or has any interest in any “commercial tort claim” (as that term is defined in 12A Okla. Stat. § 1-9-102(a)(13) as of the Amendment Effective Date) that has not been specifically described in a Security Agreement as part of the collateral thereunder;
(d)the execution, delivery and performance by Borrowers of this Amendment have been duly authorized by all necessary action and do not and will not contravene the terms of any of the Borrowers’ respective organizational documents, any law or any indenture, loan or credit agreement, or any other material agreement or instrument to which any Borrower is a party or by which it is bound or to which it or its properties are subject;
(e)no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by the Borrowers of this Amendment or for the validity or enforceability thereof, other than routine informational filings with the United States Securities and Exchange Commission and/or other Governmental Authorities; and
(f)this Amendment constitutes the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).
6.Reduction and Reallocation of Commitments; New Lenders.
(a)The parties consent to the following, effective as of the Amendment Effective Date: (i) the increase of the Revolving Loan Commitments and the reallocation of the Revolving Loan Commitments as set forth on Schedule 2.01 to this Amendment, and (ii) termination of the Revolving Commitment of each Departing Lender, if any, and repayment of amounts owed to it pursuant to the Credit Agreement. On the Amendment Effective Date, the Revolving Commitment of each Lender is as set forth on the attached Schedule 2.01 to this Amendment, and each Departing Lender’s Revolving Commitment shall terminate. As used herein, “Departing Lender” means each Lender that has a Revolving Commitment under the Credit Agreement before the Amendment Effective Date, but for whom no Revolving Commitment is shown on Schedule 2.01 to this Amendment.
(b)Each Lender hereby consents to the Revolving Commitments set forth on Schedule 2.01 to this Amendment, to be effective on the Amendment Effective Date, and agrees to make such allocations among themselves on the Amendment Effective Date such that each Lender’s outstanding Loans shall equal such Lender’s pro rata share of the Revolving Commitments (as amended hereby). The reallocation of the Revolving Commitments and Loans among the Lenders on the Amendment Effective Date shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation.
(c)If, as a result of the reallocation effected under this Section 6, any Lender incurs any loss, cost or expense as a result of any payment of a Eurodollar Loan or CDOR Loan before last day of the Interest Period applicable thereto (whether such payment is by the Borrower or by reallocation of the outstanding Eurodollar Loans or CDOR Loans) and such Lender makes a request for compensation, the Borrowers shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender pursuant to Section 2.16 of the Credit Agreement. As used in this Subsection (c), the term “Lender” includes each Departing Lender.
(d)Effective on the Amendment Effective Date, each New Lender shall be deemed automatically to have become a party to the Credit Agreement, as amended hereby (as so amended, and as it may be further amended, modified or restated form time to time, the “Amended Credit Agreement”), shall have all the rights and obligations of a “Lender” under the Amended Credit Agreement and the other Loan Documents and does hereby agree, severally and not jointly, to be bound by the terms and conditions set forth in the Amended Credit Agreement. As used herein, “New Lender” means each institution that is a party to this Amendment (and for whom a Revolving Commitment is shown on the attached Schedule 2.01) but is not a Lender under the Credit Agreement as in effect before the Amendment Effective Date.
(e)Each New Lender represents and agrees as follows: (i) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and the Amended Credit Agreement, (ii) it has, independently and without reliance upon the Administrative Agent, any other agent, any Lender or any arranger, bookrunner or book manager, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the Amended Credit Agreement, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
7.Defaults Unaffected. Except as may be expressly set forth herein, nothing contained in this Amendment shall prejudice, act as, or be deemed to be a waiver of any Default or Event of Default or any right or remedy available to Administrative Agent or any Lender by reason of the occurrence or existence of any fact, circumstance or event constituting a Default or Event of Default.
8.Governing Law; Miscellaneous. This Amendment shall be governed by the internal laws of the State of Oklahoma. Unless stated otherwise, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document, and (d) this Amendment shall be effective when it has been executed by the parties hereto and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.
9.Electronic Signatures. This Amendment and the other Loan Documents may be transmitted and/or signed by facsimile or digital signature and/or transmission. The effectiveness of any such signatures shall have the same force and effect as manually-signed originals and shall be binding on all parties to this Amendment and the other Loan Documents.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
“BORROWERS”
Matrix Service Company, a Delaware corporation, Matrix Service Inc., an Ontario Canada corporation, Matrix Service Canada ULC, an Alberta unlimited liability corporation, Matrix SME Canada ULC (f/k/a Matrix Service Industrial Contractors ULC), a Nova Scotia unlimited liability corporation, and Matrix North American Construction Ltd., a company organized under the federal laws of Canada

By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah,
Vice President or Treasurer

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By:	/s/ Jennifer Kalvaitis
Jennifer Kalvaitis, Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
JPMORGAN CHASE BANK, N.A., Toronto
Branch, as a Lender

By:	/s/ Steve Voigt
Name:	Steve Voigt
Title:	Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
WELLS FARGO BANK, N.A., as a Lender, and
as a Designating Lender

By:	/s/ Reginald D. Johnson
Name:	Reginald D. Johnson
Title:	Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
WELLS FARGO FINANCIAL
CORPORATION CANADA, a Nova Scotia,
Canada corporation, as Designated Lender

By:	/s/ Richard Valade
Name:	Richard Valade
Title:	President
Designated Lender of Wells Fargo Bank, N.A.

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BANK OF MONTREAL, as a Lender

By:	/s/ John M. Dillon
Name:	John M. Dillon
Title:	Director

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BANK OF MONTREAL, as a Lender

By:	/s/ Jenny Li
Name:	Jenny Li
Title:	Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BOKF, NA dba Bank of Oklahoma, as a Lender

By:	/s/ Jarrod Compton
Name:	Jarrod Compton
Title:	Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
FIFTH THIRD BANK, as a Lender

By:	/s/ Matthew Lewis
Name:	Matthew Lewis
Title:	Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
FIFTH THIRD BANK, Operating through its
Canadian Branch

By:	/s/ Peter B. Mack
Name:	Peter B. Mack
Title:	Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BANK OF AMERICA, N.A., as a Lender

By:	/s/ Tony N. Shinn
Name:	Tony N. Shinn
Title:	Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BANK OF AMERICA, N.A. (Canada Branch)

By:	/s/ Medina Sales De Andrade
Name:	Medina Sales De Andrade
Title:	Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
AMEGY BANK, N.A., as a Departing Lender

By:	/s/ Daniel L. Cox
Name:	Daniel L. Cox
Title:	Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 2.01
Revolving Lenders and Revolving Loan Commitments

Lender	Revolving Loan Commitment	Canadian Sublimit	Percentage Allocation
JPMorgan Chase Bank, N.A.	$45,000,000.00	$9,000,000.00	22.5%
Wells Fargo Bank, N.A.	$35,000,000.00	$7,000,000.00	17.5%
Bank of Montreal	$35,000,000.00	$7,000,000.00	17.5%
Bank of Oklahoma	$30,000,000.00	$6,000,000.00	15.0%
Fifth Third Bank	$30,000,000.00	$6,000,000.00	15.0%
Bank of America, N.A.	$25,000,000.00	$5,000,000.00	12.5%
Total	$200,000,000.00	$40,000,000.00	100.0%

SCHEDULE 3.05
Properties Subject to Title Defects that Might Interfere with
Ability to Conduct Business as Currently Conducted
or to Utilize Such Properties for their Intended Purpose
NONE

SCHEDULE 3.06
Litigation
NONE

SCHEDULE 3.10(a)
ERISA Events
In June 2010, the Trustees of the Millwrights Pension Fund for Local 1545 filed a lawsuit against Matrix SME, Inc. for its alleged share of accumulated funding deficiencies from 2003 through 2007, and alleging potential withdrawal liability against Matrix SME, Inc. and other employers.

SCHEDULE 3.13
Subsidiaries (List of All Subsidiaries, with Jurisdictions of Organization,
Ownership Percentages Held by the Company or other Subsidiaries)
Parent Company: Matrix Service Company, a Delaware corporation (the Company) - Total Authorized Capital: 65,000,000 total shares. Classes: 60,000,000 shares of common stock at $0.01 par value and 5,000,000 shares of preferred stock at $0.01 par value

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)
Matrix SME, Inc.	500 shares of common stock @ $1.00 par value	Oklahoma	Matrix North American Holdings, Inc.	100% 500 shares of common stock	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix Service Inc.	5,000 shares of common stock @ $1.00 par value	Oklahoma	Matrix Service Company	100% 500 shares of common stock	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix Service Inc. Canada	Unlimited common and preferred stock	Ontario, Canada	Matrix Service Inc. (OK)	100% 500 shares of common stock	473 Scott Road Sarnia, Ontario N7T 7W1	Y
Matrix Service, Inc., Panama ***		Panama	Matrix Service Company	100% less 1 share owned by local citizen on board of directors	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	N
San Luis Tank S.A. de C.V. ***		Mexico	Matrix Service Company	100% less 1 share owned by local citizen on board of directors	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	N
Matrix SME Canada, Inc.	50,000 shares of common stock @ $0.01 par value	Delaware	Matrix SME, Inc.	100% 1,000 shares of common stock	1500 Chester Pike Eddystone, PA 19022	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)
Matrix SME Canada ULC	100,000 shares of common stock @ no par value	Nova Scotia, Canada	Matrix Service Industrial Contractors Canada, Inc.	100% 100 shares of Common Stock	520 Grandview Ave. Saint John, NB E2J 4M9	Y
Matrix North American Holdings, Inc.	10 shares of common stock @ .01 par value	Delaware	Matrix Service Company	100% 10 shares of Class A Stock to Matrix Service Company	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix North American Construction, Inc.	10 shares of common stock @ .01 par value	Delaware	Matrix North American Holdings, Inc.	100% 10 shares of Common Stock to Matrix North American Holdings, Inc.	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix Canadian Holdings, Inc.	500 shares of common stock @ no par value	New Brunswick	Matrix North American Construction, Inc.	100% 500 shares of Common Stock to Matrix North American Construction, Inc.	3196 Mainway Burlington, Ontario L7M 1A5	Y
Matrix North American Construction Ltd.	2,200,001	Federal	Matrix Canadian Holdings, Inc.	100% 2,200,001 shares of Common Stock to Matrix Canadian Holdings, Inc.	3196 Mainway Burlington, Ontario L7M 1A5	Y
Matrix Applied Technologies, Inc.	500 shares of common stock @ $0.01 par value	Delaware	Matrix Service Company	100% 500 shares of Common Stock	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)
Matrix Service Specialized Transport, Inc.
62,000 Shares
1,000 shares of Class A common @ $1.00 par value
1,000 shares of Class B common @ $1.00 par value
30,000 shares of Class A Preferred @ $1.00 par value
30,000 shares of Class B Preferred @ $1.00 par value
		Pennsylvania	Matrix SME, Inc.	100% 100 shares of Class A Common Stock 100% 400 shares of Class B Common Stock 100% 17,500 shares of Class A Preferred Stock	1500 Chester Pike Eddystone, PA 19022	Y
Matrix Service Canada ULC (f/k/a Matrix Service ULC)	Unlimited common and preferred stock	Alberta, Canada	Matrix Service Inc. (OK)	100% 100 shares of Common Stock	7067 39th Street Leduc, AB T9E 0B3	Y
Matrix Service International, LLC	N/A	Delaware	Matrix Service Company	100% of the limited liability company interest	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix International Holding, LLC	N/A	Delaware	Matrix Service Company	100% of the limited liability company interest	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix Service Costa Rica, SRL, a Costa Rican Sociedad de Responsabilidad Limitada	10,000,000 colones	Costa Rica	Matrix Service International, LLC	100% - 10,000 colones	Costa Rica	N
Matrix International Construction, LLC	N/A	Oklahoma	Matrix Service International, LLC	100% of the limited liability company interest	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)
Matrix PDM Engineering, Inc.	5,000,000 shares common stock	Delaware	Matrix Service Company	100% - 1,000 shares	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix PDM, LLC		Oklahoma	Matrix PDM Engineering, Inc.	100% -	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix International Bahamas Ltd.		Bahamas	Matrix Service International, LLC	100%	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	N
Mobile Aquatic Solutions, Inc.	500 shares of Common Stock, $0.01 / share par value	Oklahoma	Matrix Service Inc.	100% 500 Shares of common stock	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
MSE International Puerto Rico, LLP		Puerto Rico	Matrix International Engineering, LLP Kenneth Erdmann Joseph Hoptay	99% - Class A Partnership Participation Units 0.5% - Class B Partnership Participation Units 0.5% Class B Partnership Participation Units	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	N
Matrix Construction, SRL		Panama	Matrix International Holding, LLC Matrix Service International, LLC	50% 50%	5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	N

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)
Matrix International Engineering, LLP		Delaware	Matrix Service International, LLC Matrix PDM Engineering, Inc.		5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	Y
Matrix Construction Puerto Rico, LLC		Puerto Rico	Matrix International Engineering, LLP Kenneth Erdmann Joseph Hoptay		5100 East Skelly Dr., Suite 700 Tulsa, OK 74135	N
*** Not currently considered to be a Subsidiary for purposes of the Credit Agreement - see the revised definition of “Subsidiary”.

SCHEDULE 3.18
Listing and Description of Payment and Performance Bonds
Utilized By the Company

BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION
944399	MATRIX SERVICE COMPANY	ENBRIDGE PIPELINES (WOODLAND) INC.	Woodland Pipeline Project - Dllblt Tanks - Cheechcam, Alberta Facility - Two (2) Tanks 300,000 BBL CRT tanks w/Floating Roof & Geodesic Dome Roof	PF	$7,401,675.50	2/25/2011	2/25/2012
947797	MATRIX SERVICE INC.	ENBRIDGE PIPELINES (NORTH DAKOTA) LLC	RFP #168-700 - Bakken Expansion Program - Tanks (BLLP); Beaver Lodge Station Tank 9503 (150,000 BBL)	PP	$1,563,521.00	8/19/2011	8/19/2012
947799	MATRIX SERVICE INC.	ENBRIDGE PIPELINES (NORTH DAKOTA) LLC	RFP #168-700 - Bakken Expansion Program - Tanks (BLLP); Berthold Station Tank 9801 & 9802 (80,000 BBL)	PP	$2,020,284.00	8/19/2011	8/19/2012
993825	MATRIX SERVICE CANADA ULC	ENBRIDGE PIPELINES INC.	Contract No. 152-001: Tank 24 Out of Service Repair, Edmonton Terminal, Edmonton, Alberta	PF	$2,354,202.00	12/28/2011	4/30/2013
947809	MATRIX SME, INC.	LA CYGNE ENVIRONMENTAL PARTNERS	Erection of Hitachi Supplied Field Erected Tanks for the Environmental Retrofit Project at the La Cygne Generating Station; SC 561-15529-550A-001	PP	$3,198,638.00	4/18/2012	4/18/2013
947812	MATRIX SERVICE INC.	PATOKA TERMINAL COMPANY, LLC	Construction of (2) Cone Roof Tanks, with Internal Floating Roofs at Patoka Terminal Truck Unload Station in Patoka, IL	PP	$1,942,182.00	4/19/2012	4/19/2013
947807	MATRIX SME, INC.	SIEMENS ENERGY, INC.	Project Name: G-000151, PSE&G Bergen 230kV Switching Station Project, File # CA 120001 (Bergen 230kV Switching Station 230kV GIS Installation)	PP	$884,578.60	4/23/2012	4/23/2013
947810	MATRIX SME, INC.	SIEMENS ENERGY, INC.	Project Name: G-000151, PSE&G Bergen 230kV Switching Station Project, File # CA 120001 (Bergen 230kV Switching Station Balance of Plant Project )	PP	$1,019,159.30	4/23/2012	4/23/2013
993829	MATRIX SERVICE CANADA ULC	ENBRIDGE PIPELINES (ATHABASCA) INC.	Contract #166-220 Norealis Terminal Work	PF	$5,246,073.50	8/29/2012	8/29/2013
994622	MATRIX SERVICE INC.	ENBRIDGE PIPELINES (NORTH DAKOTA) LLC	RFP #168-860 - Bakken Expansion Program - Berthold Station Expansion Berthold Merchant Tanks 9804 and 9805 Construction	PP	$5,976,904.00	10/15/2012	10/15/2013
994624	MATRIX SME, INC.	BURNS & MCDONNELL ENGINEERING COMPANY, INC.	Transcontinental 303 Compressor Station Substation	PP	$1,723,363.00	2/22/2013	2/22/2014
994628	MATRIX SME, INC.	ENBRIDGE (U.S.) INC.	Civil Construction Portion of the EDDYSTONE CRUDE OIL TRANSSHIPMENT FACILITY CIVIL AND RAIL CONSTRUCTION CONTRACT, RFP# ETS-PH1-110-01	PP	$7,448,265.10	8/5/2013	8/5/2014
994629	MATRIX SME, INC.	ENBRIDGE ENERGY, LIMITED PARTNERSHIP	Line 62 Flanagan Pump Stations, Tank Piping and Manifolds - RFP #EAP-L62-103	PP	$13,717,774.00	8/13/2013	8/13/2014

994630	MATRIX SERVICE, INC.	RUST CONSTRUCTORS, INC.	Mechanical Installation; Subcontract #33797-SC-003, Morenci Tailings Storage Expansion, Morenci, AZ	PP	$3,460,498.00	11/5/2013	11/5/2014
994633	MATRIX SERVICE COMPANY	CORVAL CONSTRUCTORS, INC.	Job Title/DescriptionJob #211097; Thunder Butte; TBPS Phase 1 Transload Construction	PP	$3,278,452.00	1/21/2014	1/21/2015
994638	MATRIX SERVICE, INC.	BURNS & MCDONNELL ENGINEERING COMPANY, INC.	Tank Construction	PP	$10,066,791.00	1/31/2014	9/15/2015
994637	MATRIX SERVICE, INC.	SABINE PASS LIQUEFACTION, LLC	Engineering, procurement and construction for the condensate storage and send-out system sub-project for the Sabine Pass LNG Liquefaction Project	PP	$8,835,935.00	2/24/2014	2/24/2015
913347	MATRIX NORTH AMERICAN CONSTRUCTION, INC.	ALLEGHENY LUDLUM, LLC	Installation of Equipment, Refractory, Piping, Insulation, Stairways, Walkways and related work in the Roughing Mill, Finishing Mill, Downcoiler and Slab Yard areas of the Hot Rolling Processing Facility (HRPF) in Brackenridge, PA	PP	$26,600,000.00	12/20/2013	12/20/2014
913348	MATRIX NORTH AMERICAN CONSTRUCTION, INC.	ALLEGHENY LUDIUM, LLC	Roll Shop Machinery & Equipment for Hot Rolling Processing Facility, Brackenridge, PA	PP	$4,500,000.00	12/20/2013	12/20/2014
994631	MATRIX NORTH AMERICAN CONSTRUCTION, INC.	ALLEGHENY LUDLUM, LLC	Installation of Coil Handling Equipment at ATI Project	PP	$3,600,000.00	1/16/2014	1/16/2015
994632	MATRIX NORTH AMERICAN CONSTRUCTION, INC.	ALLEGHENY LUDLUM, LLC	Installation of Safety Fence at ATI Project	PP	$3,300,000.00	1/16/2014	1/16/2015
				Total	$118,138,296.00

SCHEDULE 6.02
Existing Liens

Matrix Service Company
BMI Leasing Ltd./Imagenet Consulting LLC		$1,284,790

Matrix Service Canada ULC
Calmont Leasing Ltd.	C	$112,480
Black Diamond Group/BOXX Modular	C	$373,155

Matrix North American Construction, Inc.
Enterprise Leasing		$114,343

Matrix North American Construction, Ltd.
Ricoh Canada Inc.	C	$88,872
hewlett-Packard Financial Services	C	$6,063
Setay Motors inc.	C	$49,709

Attachment A
To First Amendment to Third Amended and Restated Credit Agreement
Updated Tax Language
As set forth in Section 2(k) of the Amendment, as of the Amendment of Effective Date, Section 2.17 of the Credit Agreement is amended and restated in its entirety as follows:
SECTION 2.17.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrowers. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.17, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrower. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to maintain a register on which it enters the name and address of each Participant to which such Lender has sold a participation and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, if any Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or before the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or before the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or before the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Exhibit H-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Matrix Service Company, a Delaware corporation, as a Borrower (the “Company”), the other Borrowers party thereto, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Matrix Service Company, a Delaware corporation, as a Borrower (the “Company”), the other Borrowers party thereto, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF Participant]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Matrix Service Company, a Delaware corporation, as a Borrower (the “Company”), the other Borrowers party thereto, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code..
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF Participant]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Matrix Service Company, a Delaware corporation, as a Borrower (the “Company”), the other Borrowers party thereto, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]